EX-99.(j)(i)



                  CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of Franklin New York Tax-Free Trust on Form N-1A, File No. 33-7785 of our report dated February 9, 2001, on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended December 31, 2000, filed with the Securities and Exchange Commission pursuant to section 30(d) of the Investment Company Act of 1940, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors."



                                    /s/PricewaterhouseCoopers LLP
                                    -----------------------------
                                       PricewaterhouseCoopers LLP


San Francisco, California
April 27, 2001